Exhibit 99.1

Apple Reports Fourth Quarter Results

Record Mac, iPhone and iPad Sales

Highest Revenue and Earnings Ever

CUPERTINO, California—October 18, 2010—Apple® today announced financial results for its fiscal 2010 fourth quarter ended September 25, 2010. The Company posted record revenue of $20.34 billion and net quarterly profit of $4.31 billion, or $4.64 per diluted share. These results compare to revenue of $12.21 billion and net quarterly profit of $2.53 billion, or $2.77 per diluted share, in the year-ago quarter. Gross margin was 36.9 percent compared to 41.8 percent in the year-ago quarter. International sales accounted for 57 percent of the quarter’s revenue.

Apple sold 3.89 million Macs during the quarter, a 27 percent unit increase over the year-ago quarter. The Company sold 14.1 million iPhones in the quarter, representing 91 percent unit growth over the year-ago quarter. Apple sold 9.05 million iPods during the quarter, representing an 11 percent unit decline from the year-ago quarter. The Company also sold 4.19 million iPads during the quarter.

“We are blown away to report over $20 billion in revenue and over $4 billion in after-tax earnings—both all-time records for Apple,” said Steve Jobs, Apple’s CEO. “iPhone sales of 14.1 million were up 91 percent year-over-year, handily beating the 12.1 million phones RIM sold in their most recent quarter. We still have a few surprises left for the remainder of this calendar year.”

“We’re thrilled with the performance and strength of our business, generating almost $5.7 billion in cash flow from operations during the quarter,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the first fiscal quarter of 2011, we expect revenue of about $23 billion and we expect diluted earnings per share of about $4.80.”

Apple will provide live streaming of its Q4 2010 financial results conference call beginning at 2:00 p.m. PDT on October 18, 2010 at www.apple.com/quicktime/qtv/earningsq410/. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s reliance on the availability of third-party digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the Company’s reliance on sole service providers for iPhone® in certain countries; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; potential litigation from the matters investigated by the special committee of the board of directors and the restatement of the Company’s consolidated financial statements; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K, as amended, for the fiscal year ended September 26, 2009, its Forms 10-Q for the quarters ended December 26, 2009; March 27, 2010; and June 26, 2010; and its Form 10-K for the fiscal year ended September 25, 2010 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork, and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple is reinventing the mobile phone with its revolutionary iPhone and App Store, and has recently introduced its magical iPad which is defining the future of mobile media and computing devices.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2010 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh and iPhone are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
Net sales	$20,343	$12,207	$65,225	$42,905
Cost of sales (1)	12,831	7,102	39,541	25,683

Gross margin	7,512	5,105	25,684	17,222

Operating expenses:
Research and development (1)	494	358	1,782	1,333
Selling, general and administrative (1)	1,571	1,063	5,517	4,149

Total operating expenses	2,065	1,421	7,299	5,482

Operating income	5,447	3,684	18,385	11,740
Other income and expense	14	45	155	326

Income before provision for income taxes	5,461	3,729	18,540	12,066
Provision for income taxes	1,153	1,197	4,527	3,831

Net income	$4,308	$2,532	$14,013	$8,235

Earnings per common share:
Basic	$4.71	$2.82	$15.41	$9.22
Diluted	$4.64	$2.77	$15.15	$9.08

Shares used in computing earnings per share:
Basic	914,555	898,032	909,461	893,016
Diluted	928,825	914,374	924,712	907,005

(1) Includes stock-based compensation expense as follows:
Cost of sales	$39	$29	$151	$114
Research and development	$83	$66	$323	$258
Selling, general and administrative	$102	$85	$405	$338

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	September 25, 2010	September 26, 2009
ASSETS:

Current assets:
Cash and cash equivalents	$11,261	$5,263
Short-term marketable securities	14,359	18,201
Accounts receivable, less allowances of $55 and $52, respectively	5,510	3,361
Inventories	1,051	455
Deferred tax assets	1,636	1,135
Vendor non-trade receivables	4,414	1,696
Other current assets	3,447	1,444

Total current assets	41,678	31,555

Long-term marketable securities	25,391	10,528
Property, plant and equipment, net	4,768	2,954
Goodwill	741	206
Acquired intangible assets, net	342	247
Other assets	2,263	2,011

Total assets	$75,183	$47,501

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$12,015	$5,601
Accrued expenses	5,723	3,852
Deferred revenue	2,984	2,053

Total current liabilities	20,722	11,506

Deferred revenue – non-current	1,139	853
Other non-current liabilities	5,531	3,502

Total liabilities	27,392	15,861

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 915,970,050 and 899,805,500 shares issued and outstanding, respectively	10,668	8,210
Retained earnings	37,169	23,353
Accumulated other comprehensive (loss)/income	(46)	77

Total shareholders’ equity	47,791	31,640

Total liabilities and shareholders’ equity	$75,183	$47,501

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Twelve Months Ended
	September 25, 2010	September 26, 2009
Cash and cash equivalents, beginning of the year	$5,263	$11,875

Operating activities:
Net income	14,013	8,235
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization and accretion	1,027	734
Stock-based compensation expense	879	710
Deferred income tax expense	1,440	1,040
Loss on disposition of property, plant and equipment	24	26
Changes in operating assets and liabilities:
Accounts receivable, net	(2,142)	(939)
Inventories	(596)	54
Vendor non-trade receivables	(2,718)	586
Other current assets	(1,514)	163
Other assets	(120)	(902)
Accounts payable	6,307	92
Deferred revenue	1,217	521
Other liabilities	778	(161)

Cash generated by operating activities	18,595	10,159

Investing activities:
Purchases of marketable securities	(57,793)	(46,724)
Proceeds from maturities of marketable securities	24,930	19,790
Proceeds from sales of marketable securities	21,788	10,888
Purchases of other long-term investments	(18)	(101)
Payments made in connection with business acquisitions, net of cash acquired	(638)	0
Payments for acquisition of property, plant and equipment	(2,005)	(1,144)
Payments for acquisition of intangible assets	(116)	(69)
Other	(2)	(74)

Cash used in investing activities	(13,854)	(17,434)

Financing activities:
Proceeds from issuance of common stock	912	475
Excess tax benefits from stock-based compensation	751	270
Taxes paid related to net share settlement of equity awards	(406)	(82)

Cash generated by financing activities	1,257	663

Increase/(decrease) in cash and cash equivalents	5,998	(6,612)

Cash and cash equivalents, end of the year	$11,261	$5,263

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$2,697	$2,997